SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 23, 2011

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Annual Meeting of Shareholders

(a)       The Company held its annual meeting of shareholders on May 23, 2011.

(b)       The matters considered at the annual meeting, and votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter are as follows:

(i)           Election of the following Directors (elected by plurality vote):

Class A	For	Withheld	Non-Votes

Dianne Dillon-Ridgley	39,081,570	13,561,927	2,431,612
June M. Henton	39,094,235	13,549,262	2,431,612
Christopher G. Kennedy	39,126,451	13,517,046	2,431,612
K. David Kohler	38,933,014	13,710,483	2,431,612

Class B	For	Withheld	Non-Votes

Ray C. Anderson	5,842,218	0	3,668
Edward C. Callaway	5,842,218	0	3,668
Carl I. Gable	5,837,013	5,205	3,668
Daniel T. Hendrix	5,842,218	0	3,668
James B. Miller, Jr.	5,837,013	5,205	3,668
Harold M. Paisner	5,842,218	0	3,668

(ii)           Advisory vote on executive compensation:

For:	46,636,810
Against:	11,183,725
Abstain:	665,180
Non-Votes:	2,435,280

(iii)           Advisory vote on frequency of future advisory votes on executive compensation:

Every 3 years:	28,213,016
Every 2 years:	264,502
Every 1 year:	29,107,796
Abstain:	900,401
Non-Votes:	2,435,280

(iv)           Proposal to ratify the appointment of BDO USA, LLP to serve as independent auditors for 2011:

For:	60,163,078
Against:	694,838
Abstain:	63,079
Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President
Date: May 25, 2011